Exhibit 10.27
NANOSPHERE, INC.
NOTE AND WARRANT PURCHASE AGREEMENT
DECEMBER 9, 2005

NOTE AND WARRANT PURCHASE AGREEMENT
     THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of December 9, 2005 by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and Lurie Investment Fund, L.L.C., a Delaware limited liability company (the “Lender”).
     WHEREAS, the Lender intends to loan Five Million Dollars ($5,000,000) to the Company (the “Total Consideration”);
     WHEREAS, the parties intend for the Company to issue in return for the Total Consideration (i) a promissory note and (ii) a Five Hundred Thousand Dollar ($500,000) warrant to purchase shares of securities to be issued and sold in the first sale of preferred stock or other shares of capital stock of the Company after the date hereof (the “Next Equity Securities”) which results in gross proceeds to the Company of at least Twenty Five Million Dollars ($25,000,000), excluding the conversion of indebtedness and exercise of warrants and cash investments by existing Company investors (the “Next Equity Financing”);
     WHEREAS, the parties hereto wish to provide for the sale and issuance of such note and warrant in return for the Total Consideration paid to the Company;
     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Amount and Terms of the Note; Terms of Warrant.
1.1	Promissory Note and Warrant.
               (a) Issuance. In return for the Total Consideration paid by the Lender, the Company shall sell and issue to such Lender a promissory note in the form attached hereto as Exhibit A (the “Note”) and a warrant to purchase shares of the Next Equity Securities (the “Warrant Shares”) in the form attached hereto as Exhibit B (the “Warrant”).
               (b) Promissory Note. The Note shall have an initial principal balance equal to the Total Consideration and shall be dated as of the date the Total Consideration is paid to the Company. After consideration of all relevant factors, the Company and the Lender agree that the fair market value as of the date hereof of the Note is deemed to equal Four Million Nine Hundred Ninety Nine Thousand Dollars ($4,999,000).
               (c) Warrant. The Warrant shall be exercisable, at the sole option of the Lender, after the closing of the Next Equity Financing, for that number of shares of Next Equity Securities equal to the quotient obtained by dividing (i) Five Hundred Thousand Dollars ($500,000) by (ii) the price per security at which such Next Equity Securities are sold in such Next Equity Financing. After consideration of all relevant factors, the Company and the Lender agree that the fair market value as of the date hereof of the Warrant is deemed to equal One Thousand Dollars ($1,000).

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          1.2 Closing. The closing (the “Closing”) of the purchase of the Note and Warrant in return for the Total Consideration shall take place at the offices of Neal, Gerber & Eisenberg LLP, Two North LaSalle Street, Suite 2200, Chicago, Illinois, at [10:00] [a].m., on December 9, 2005, or at such other time and place as the Company and the Lender agree upon orally or in writing. At the Closing, the Lender shall deliver the Total Consideration to the Company by check or wire transfer of immediately available funds and the Company shall deliver to the Lender the Note and Warrant executed by the Company in return for the Total Consideration paid to the Company.
     2. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that:
          2.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
          2.2 Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), and delivery of the Note, the Warrant and, subject to Section 4.11 hereof, the Warrant Shares has been taken or will be taken prior to the Closing. This Agreement, the Note and the Warrant constitute the Company’s valid and legally binding obligations, enforceable in accordance with their terms.
          2.3 Valid Issuance of Warrant Shares. The Warrant Shares, when issued, sold, and delivered in accordance with the terms of the Warrant for the consideration expressed therein, shall be duly and validly issued, fully paid, and nonassessable and, based in part upon the representations of the Lender in this Agreement, will be issued in compliance with all applicable federal and state securities laws.
     3. Representations and Warranties of the Lender. In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:
          3.1 Authorization. This Agreement constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms.
          3.2 Purchase Entirely for Own Account. The Lender acknowledges that this Agreement is made with the Lender in reliance upon the Lender’s representation to the Company that the Note, the Warrant and the Warrant Shares (collectively, the “Securities”) will be acquired for investment for the Lender’s own account, not as a nominee or agent, and, except as contemplated by Section 4.1 hereof, not with a view to the resale or distribution of any part thereof, and that, except as contemplated by Section 4.1 hereof, the Lender has no present intention of selling, granting any participation, or otherwise distributing the same. By executing

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this Agreement, the Lender further represents that, except as contemplated by Section 4.1 hereof, it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. The Lender represents that it has full power and authority to enter into this Agreement.
          3.3 Disclosure of Information. The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Note and Warrant. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and Warrant.
          3.4 Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Lender also represents it has not been organized solely for the purpose of acquiring the Securities.
          3.5 Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Act”).
          3.6 Restricted Securities. The Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.
          3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Lender further agrees not to make any disposition of all or any portion of the Securities unless:
               (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
               (b) (i) if the Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 under the Act except in extraordinary circumstances.
          3.8 Legends. It is understood that the Securities may bear the following legend:

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     “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel reasonably satisfactory to the Company that registration is not required under such Act or unless sold pursuant to Rule 144 under such Act.”
     4. Miscellaneous.
          4.1 Subsequent Offering. The parties agree that, subsequent to the Closing, the Company shall offer the right to participate in a financing on substantially the same terms as those contained herein with an aggregate additional amount up to Three Hundred Thirty Two Thousand, Nine Hundred Forty Five Dollars 12/100 ($332,945.12) as may be appropriate or necessary for the Company to comply with any contractual preemptive rights binding the Company (the “Subsequent Offering”). The parties agree that, prior to the closing of the Subsequent Offering, this Agreement, the Note (provided that the dollar amount thereof will not be reduced), the Warrant and all other documents contemplated hereby may be amended or supplemented by separate agreements drafted by counsel to the Lender (subject to the Company’s approval) to account for and accommodate any other lenders participating in the Subsequent Offering. The parties agree that the closing of the Subsequent Offering will take place no later than January 16, 2006. If such offering does not close by such date, this Agreement, the Note, the Warrant and any other documents contemplated hereby shall continue in effect and, except as provided in the following sentence, no subsequent modifications shall be made thereto.
          4.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.
          4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
          4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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          4.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed as follows:
If to the Company:
Nanosphere, Inc.
4088 Commercial Avenue
Northbrook, Illinois 60062
Attn.: Chief Financial Officer
Fax: (847) 400-9199
With a copy to:
Paul, Hastings, Janofsky & Walker LLP
1055 Washington Boulevard
Stamford, Connecticut 06901
Attn.: Esteban A. Ferrer, Esq.
Fax: (203) 674-7644
If to the Lender:
Lurie Investment Fund, L.L.C.
Two North Riverside Plaza
Suite 1500
Chicago, Illinois 60606
Attn.: William White
Fax: (312) 466-3700
With a copy to:
Neal, Gerber & Eisenberg LLP
2 North LaSalle Street
Suite 2100
Chicago, Illinois 60602
Attn.: Jon Wasserman
Fax: (312) 269-1747
          Each such notice or other communication shall for all purposes under this Agreement be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (a) twenty-four (24) hours after confirmation of transmission by the sending telecopier machine or (b) delivery of written confirmation.

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          4.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Lender or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.
          4.8 Transaction Expenses. The Company shall pay, and shall hold the Lender harmless against liability for the payment of, the reasonable fees and expenses (including legal fees and expenses) incurred by or on behalf of the Lender in connection with (a) the negotiation and execution of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby, (b) any amendments or waivers in respect of this Agreement or such other documents, and (c) the successful enforcement of the rights granted under this Agreement or the other documents contemplated hereby.
          4.9 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
          4.10 U.S. Dollars. All references in this Agreement to “dollars,”, “U.S.$” and “$” are to United States dollars.
          4.11 Reservation of Shares. The Company shall have sufficient shares of the appropriate class and series of its capital stock reserved at or prior to the time that the Lender exercises the Warrant.
          4.12 Entire Agreement; Amendments and Waivers. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.
          4.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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          4.14 Understanding Among Potential Lenders. The determination of any lender to participate in the Subsequent Offering shall be made by such lender independent of any other lender, including the Lender, and independent of any statements or opinions as to the advisability of such participation or as to the properties, business, prospects or conditions (financial or otherwise) of the Company which may have been made or given by any other lender or by any agent or employee of any other lender. In addition, in such Subsequent Offering, it shall be acknowledged by each of the other lenders that neither the Lender nor its affiliates or counsel has acted as an agent of or counsel to any other lender in connection with its participation in the Subsequent Offering and that neither the Lender nor its affiliates or counsel shall be acting as an agent of or counsel to such lender in connection with monitoring its participation therein.

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          IN WITNESS WHERE, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

NANOSPHERE, INC.

By:	/s/ William P. Moffitt
Name:	William P. Moffitt
Title:	President and Chief Executive Officer

THE LENDER:

LURIE INVESTMENT FUND, L.L.C.

By:	/s/ Mark Slezak
Name:
Title:

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EXHIBIT A
PROMISSORY NOTE
NANOSPHERE, INC.
UNSECURED PROMISSORY NOTE

$5,000,000.00	Chicago, Illinois December 9, 2005
     FOR VALUE RECEIVED, NANOSPHERE, INC., a Delaware corporation (the “Company”) hereby absolutely and unconditionally promises to pay to the order of Lurie Investment Fund, L.L.C. or its assigns (the “Lender,” which term shall include the holder, from time to time, of this Note), the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) in legal tender of the United States, together with interest (computed on the basis of a 360-day year of twelve 30-day months for actual days elapsed) on such principal amount outstanding from time to time at the rate of ten percent (10.0%) per annum. After the earlier of the Maturity Date (hereinafter defined) or the occurrence of an Event of Default (hereinafter defined), the total unpaid indebtedness hereunder shall bear interest at a rate equal to fourteen percent (14%) per annum.
     1. Repayments and Prepayments.
          (a) Subject to Section 2(a) or 4(a) hereof, all principal, accrued interest and all other amounts owing under this Note shall be due and payable on the earlier of (a) the closing of the Company’s first equity financing after the issuance of this Note which results in gross proceeds to the Company of at least Twenty Five Million Dollars ($25,000,000) (excluding amounts received on conversion of any promissory notes to the Company or exercise of any warrants and excluding cash investments by existing Company investors) or (b) April 30, 2006 (the “Maturity Date”).
          (b) All payments received under this Note shall be applied first to costs, expenses and other amounts (other than principal and interest), then to accrued interest on the date of payment and then to the outstanding principal balance of this Note.
          (c) All payments of principal and interest shall be made to the holder of this Note not later than 1:00 p.m. (Chicago time) on the date and at the place of payment designated by the holder hereof as aforesaid, and any payment received on such date but after such hour shall be deemed to have been paid to and received by the holder hereof on the next succeeding business day. If the date on which any payment is required to be made pursuant to this Note is not a business day, then such payment shall be due and payable on the next succeeding date which is not a Saturday, Sunday or legal holiday, and such extension of time shall be included in computing interest. All payments hereunder shall be made without set-off, counterclaim or reduction of any kind or nature whatsoever.
     2. Events of Default.
          (a) Upon the occurrence of any Event of Default (as defined below), the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon and all other amounts owing hereunder shall be immediately due and payable and the Lender shall have all legal and equitable rights of holders of unsecured debt instruments, whether at law, in equity or under this Note. For purposes of this Note, the following events shall each constitute an “Event of Default”: (i) failure to pay any amount owing by the Company hereunder when due and payable, (ii) the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors, (iii) the material breach of any representation or warranty of the Company contained in this Note at the time when such representation or warranty is made, (iv) the breach of any of the covenants set forth in this Note, or (v) any of the Company’s indebtedness for borrowed money (or any guaranty by the Company thereof) is accelerated as a result of a default or breach of or under any agreement for such borrowed money, including but not limited to loan, credit or reimbursement agreements, or any default shall occur thereunder which entitles the holder thereof to so accelerate such indebtedness, or material breach under any real property lease agreement or capital equipment lease agreement by which the Company is bound or obligated.
          (b) No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.
     3. Notices.
          (a) All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to the Lender, at Two North Riverside Plaza, Suite 1500, Chicago, Illinois 60606, Attention: William White, and (ii) if to the Company at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: Chief Financial Officer (or such other address as the Company shall have furnished the Lender in writing).
          (b) Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) twenty-four (24) hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.
     4. Miscellaneous.
          (a) With the written consent of the Lender, the obligations of the Company and the rights of the Lender under this Note may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing executed by the Lender.
          (b) No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby. The Company and every endorser and guarantor of this Note, regardless of the time, order or place of signing hereby, waives presentment, demand, protest, diligence of collection and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.
          (c) If Lender retains an attorney for collection, restructuring or any “work-out” of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Lender, including without limitation, reasonable attorneys’ fees.
          (d) This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of Illinois (without reference to conflict of laws), and the Company consents to the exclusive jurisdiction of the state and federal courts located in the State of Illinois, and waives any argument that such forum is not convenient.
          (e) This Note shall be binding upon the Company’s successors and assigns, and shall inure to the benefit of the Lender’s successors and assigns. This Note may not be assigned by the Company.
          (f) In no event shall the interest rate and other charges under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the outstanding principal amount hereunder and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no outstanding principal amount under this Note, Lender shall refund such excess to the Company.
          (g) Time is of the essence with respect to the performance of the obligations of the Company under this Note.
          (h) EACH OF THE COMPANY AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

NANOSPHERE, INC.

By:
Name:	William P. Moffitt
Title:	President and Chief Executive Officer

EXHIBIT B
WARRANT
THE TRANSFER OF THE WARRANT REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED HEREIN AND NO TRANSFER SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS HAVE BEEN SATISFIED.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT, THE SHARES OF PREFERRED STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH PREFERRED STOCK HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
WARRANT
To Purchase Shares of equity securities
of
NANOSPHERE, INC.
(this “Warrant”)
     THIS WARRANT CERTIFIES that, as of December 9, 2005 (the “Warrant Issue Date”), for value received, Lurie Investment Fund, L.L.C. (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.2 hereof), at any time on or after the Trigger Date (as hereinafter defined) and on or prior to the tenth anniversary of the Trigger Date (the “Warrant Expiration Date”) but not thereafter, to subscribe for and purchase, from Nanosphere, Inc., a Delaware corporation (the “Company”), the Warrant Shares (as hereinafter defined), as provided in Section 2 hereof. The exercise price of this Warrant shall be determined in accordance with Section 2 hereof.
     THE TERMS, CONDITIONS AND INSTRUCTIONS TO THIS WARRANT ARE AS FOLLOWS:
          1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws and the provisions of Sections 8 and 9 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the Holder hereof in person or by duly authorized attorney, upon: (i) surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed, (ii) compliance with the restrictions on transfer in Section 8 hereof, and (iii) provision of written representations and warranties conforming to the requirements set forth in Section 9 hereof, duly executed by each assignee named in such assignment. Upon any such surrender of this Warrant and presentation of a duly executed assignment hereof and the required written representations, the Company shall issue and deliver to each of the assignees named in such assignment a new counterpart warrant (identical in form and substance to this Warrant) as to which the right to purchase under this Warrant has been assigned to such assignee and such assignee shall thereafter be deemed a “Holder” for all relevant purposes pursuant hereto.
     2. Exercise of Warrant.
          2.1 General. Upon the closing date (the “Trigger Date”) of the Company’s first equity financing after the Warrant Issue Date with aggregate gross offering proceeds of no less than twenty five million dollars ($25,000,000) (excluding amounts received on conversion of any promissory notes to the Company or exercise of any warrants and excluding cash investments by existing Company investors) (the “Next Qualified Financing”), pursuant to which the Company issues and sells preferred stock or other shares of capital stock (the “Next Equity Securities”), this Warrant shall become exercisable, in whole or in part, for that number of shares of Next Equity Securities (the “Warrant Shares”) equal to the quotient obtained by dividing (i) $500,000 (the “Total Price”) by (ii) the price per security (the “Exercise Price”) at which such Next Equity Securities are sold in such Next Qualified Financing. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time and from time to time after the Trigger Date and prior to 5:00 p.m. Delaware time on the Warrant Expiration Date (the “Exercise Period”).
          2.2 Early Termination. Upon (a) the closing of the issuance and sale of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), in the Company’s first underwritten public offering (the “IPO”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (b) the closing of the sale or transfer of all or substantially all of the Company’s assets, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company’s capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, then this Warrant shall, on the date of any such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the Holder of the Warrant at least twenty (20) calendar days prior to the consummation of such event or transaction.
          2.3 Manner of Exercise. The purchase rights represented by this Warrant are exercisable by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the offices of the Company, located at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attn.: Chief Financial Officer (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder in accordance with Section 11.6 hereof) accompanied by payment of the aggregate Exercise Price to the Company for the Warrant Shares thereby purchased by any of the following means or combination thereof as determined by the Holder: (i) in cash; (ii) by check or bank draft payable to the order of the Company; and/or (iii) by cancellation of any outstanding indebtedness of the Company to the Holder. Notwithstanding the foregoing, this Warrant may also be exercisable pursuant to Section 2.4 hereof. Upon receipt by the Company of the foregoing items, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased or exercised. The Warrant Shares so purchased shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. Certificates for Warrant Shares purchased or exercised hereunder shall be delivered to the Holder within a reasonable time, but not later than ten (10) days after the date on which this Warrant shall have been exercised as aforesaid. If this Warrant is exercised with respect to less than all of the Warrant Shares, the Holder shall be entitled to receive a new Warrant, in this form, covering the number of Warrant Shares with respect to which this Warrant shall not have been exercised.
          2.4 Net Exercise. The Majority Holders (as defined below) may elect for the Holder to receive, without the payment by the Holder of any additional consideration, Warrant Shares by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of the Warrant Shares computed using the following formula:

Y (A - B)
X =	A

Where:	X =	The number of Warrant Shares to be issued to the Holder pursuant to the net exercise;

	Y =	The number of Warrant Shares purchasable under this Warrant (at the date of the net issuance);

	A =	The fair market value of one Warrant Share (at the time the net issue election is made);

	B =	The applicable Exercise Price (as adjusted to the date of the net issuance).
For purposes of this Section 2.4, the fair market value of one Warrant Share as of a particular date shall be mutually determined by the holders (the “Majority Holders”) of warrants representing a majority of the aggregate initial Total Price of the warrants issued by the Company pursuant to that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of December 9, 2005 between the Company and the signatories thereto, as the same may be amended, including this Warrant and any Warrant issued pursuant to Section 4.1 thereof, and the Company’s board of directors. In the absence of such mutual agreement, the Majority Holders and the Company shall mutually select a third party appraiser to determine such value and such parties shall be bound by such determination. The full costs of such appraisal shall be borne by the Company.

          2.5 Mandatory Conversion of Next Equity Securities. If, in accordance with the Company’s certificate of incorporation, all of the outstanding shares of Next Equity Securities are converted into Common Stock or other capital stock of the Company (“Other Capital Stock”), then, thereafter, this Warrant shall be immediately exercisable for the number of shares of Common Stock or Other Capital Stock into which the Warrant Shares are convertible as of the date of such conversion of the outstanding shares of Next Equity Securities into Common Stock or Other Capital Stock (the “Conversion Date”), and the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Next Equity Securities for which this Warrant was exercisable immediately prior to the Conversion Date, by (y) the number of shares of Common Stock or Other Capital Stock for which this Warrant is exercisable immediately after the Conversion Date.
          2.6 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Warrant Share may be purchased hereunder shall be paid in cash to the Holder.
          2.7 Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder, and provided further that upon any transfer involved in the issuance or delivery of any certificates for Warrant Shares, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
          2.8 Transfer Restriction Legend. This Warrant and each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear legends similar to the one set forth on the first page of this Warrant.
          2.9 Character of Warrant Shares. All Warrant Shares issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable.
     3. No Rights as Stockholders. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.
     4. Adjustment of Exercise Price and Number of Shares Purchasable. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          4.1 Subdivisions, Combinations and Other Issuances. With respect to the Next Equity Securities issuable hereunder, if the Company shall at any time prior to the expiration of this Warrant subdivide the Next Equity Securities, by split-up or otherwise, or combine the Next Equity Securities, or issue additional shares of the Next Equity Securities as a dividend with respect to any shares of the Next Equity Securities, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.
          4.2 Reclassification, Reorganization and Consolidation. With respect to the Next Equity Securities issuable hereunder, in case of any reclassification, capital reorganization, or change in the Next Equity Securities (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4.1 above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right, subject to the termination provisions of Section 2.1 hereto, to purchase, at a total price equal to that remaining payable upon the full exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of the Next Equity Securities as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.
          4.3 Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.
     5. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.
     7. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.
     8. Restriction on Transfer. The Holder of this Warrant, by acceptance hereof, agrees that, absent an effective notification under Regulation A or registration statement, in either case under the Securities Act, covering the disposition of this Warrant or the Warrant Shares, such Holder will not sell or transfer any or all of such Warrant or the Warrant Shares, as the case may be, without first: (i) providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act; (ii) consenting to the Company making a notation on its records giving instructions to any transfer agent of the Warrant or the Warrant Shares in order to implement such restriction on transferability; and (iii) otherwise complying with the terms and conditions of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”).
     9. Investment Representations. This Warrant is being issued to the Holder in reliance upon the representations and warranties made by the initial Holder to the Company, including, without limitation, that the Holder is purchasing this Warrant and the Warrant Shares for its own account, for investment and with no present intention of distributing or reselling any portion of this Warrant or the Warrant Shares, but without prejudice to its right at all times to sell or otherwise dispose of all or part of this Warrant or the Warrant Shares under either an effective registration exemption available under the Securities Act, and either in compliance with the registration or qualification requirement of any applicable state securities law or under an exemption thereto available under such state law.
     10. Notices of Record Date. In case:
     i. the Company shall take a record of the holders of its preferred stock or Common Stock for the purposes of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right;
     ii. of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another person or entity; or

     iii. of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or preferred stock shall be entitled to exchange their shares of Common Stock of preferred stock, as applicable, for securities or other properly deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.
     11. Miscellaneous.
          11.1 Issue Date; Binding Effect. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.
          11.2 Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant shall have restrictions upon its resale imposed by state and federal securities laws.
          11.3 Authorized Shares. The Company covenants that during the period this Warrant is exercisable, it will reserve from its authorized and unissued preferred stock and Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant and the Common Stock upon the conversion of such Warrant Shares. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company covenants that all Warrant Shares and Common Stock which may be issued upon the exercise of rights represented by this Warrant or upon the conversion of the Warrant Shares will, upon such exercise or conversion, be validly issued, fully paid and nonassessable and free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
          11.4 No Impairment. The Company will not, by amendment of its Certificate or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

          11.5 Ownership of Warrant. The Company may deem and treat the registered Holder of this Warrant as the true, lawful and absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.
          11.6 Notices. All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to the Holder, at the Holder’s address set forth in the Purchase Agreement, and (ii) if to the Company at the address set forth in Section 2.3 hereof (or such other address as the Company shall have furnished the Holder in writing). Each such notice, report or other communication shall for all purposes under this Warrant be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) twenty-four (24) hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.
          11.7 Construction. The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Delaware. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
          11.8 Expiration. This Warrant shall be void and all rights represented hereby shall cease unless exercised on or before the Expiration Date. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.
          11.9 Governing Law. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.
          11.10 Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT.
          11.11 Registration Rights; Stockholder Agreements. The Company shall use its best efforts to cause all shares of Common Stock issuable upon the conversion of Warrant Shares issued hereunder to be deemed to be “Registrable Securities” under that certain Amended and Restated Registration Rights Agreement, dated as of June 17, 2005, as amended, among the Company and the parties signatory thereto, including the initial Holder, and “Stockholder Shares” under each of (i) that certain Amended and Restated Stockholders Agreement made effective as of June 17, 2005, among the Company and the parties signatory thereto, including the initial Holder and (ii) that certain Amended and Restated Stockholders Agreement (a/k/a the “Other Stockholders Agreement”) made effective as of June 17, 2005, among the Company and the parties signatory thereto, including the initial Holder.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.
Dated: December ___, 2005

NANOSPHERE, INC., a Delaware corporation

By:
Name: William P. Moffitt
Title: President and Chief Executive Officer
[SIGNATURE PAGE TO WARRANT]

NOTICE OF EXERCISE
To: Nanosphere, Inc.
     (1) The undersigned hereby elects to purchase                      shares of                      Stock of Nanosphere, Inc. (the “Company”) pursuant to the terms of the attached warrant (the “Warrant”), and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.
     (2) Please issue a certificate or certificates representing said shares of                      Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.
     (4) The undersigned hereby represents and warrants to the Company that the undersigned:
(i)	is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”) and, if an entity, each individual, shareholder, limited partner or other member of the undersigned’s organization, as applicable, is an “accredited investor” within the meaning of such Rule 501;

(ii)	has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(iii)	has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management, and understands the nature of the Company’s business affairs;

(iv)	agrees and acknowledges that any projections, estimates or forecasts regarding the Company securities or the Company’s business and financial affairs which the undersigned has received or reviewed do not represent, and shall not be deemed to be, a warranty or guarantee as to the actual future results of the Company or the likelihood or probability that such projections, estimates or forecasts will be met;

(v)	understands that: (a) the Company’s securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (b) no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Company’s securities; (c) the Company’s securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and other applicable securities laws or is exempt from such registration; (d) the Company’s securities will bear a legend to such effect; and (e) the Company will make a notation on its transfer books to such effect;

(vi)	has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement; and

(vii)	understands that the Company’s securities are characterized as “restricted securities” under the applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations, the Company’s securities may be resold without registration under the Securities Act and other applicable securities law only in certain limited circumstances. The undersigned is aware that the provisions of Rule 144 (the “Rule”) promulgated under the Securities Act are presently not available to exempt the sale of the Company’s securities from the registration requirements of the Securities Act. Should the Rule subsequently become available, the undersigned is aware that any sale of the Company’s securities effected pursuant to the Rule may, depending upon the status of the undersigned as an “affiliate” or “non-affiliate” under the Rule, be made only in limited amounts in accordance with the provisions of the Rule, and that in no event may any Company securities be sold pursuant to the Rule until the undersigned has held the Company’s securities for the requisite holding period following payment of the purchase price.

(Date)	(Signature)

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ASSIGNMENT FORM
(To assign the foregoing warrant, execute this form and supply required information. Do no use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing warrant (the “Warrant”) and all rights evidenced thereby are hereby assigned to:

(Please Print)

whose address is

(Please Print)

Dated:

Holder’s Signature:

Holder’s Address:

(Please Print)
NOTE: The signature of Holder on this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be notarized by a notary public. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the Warrant.

STATE OF	)

	)	ss.
COUNTY OF	)

     I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that                                            personally known to me to be the                                           , and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that the statements set forth in the foregoing Assignment Form are true and correct, and that in such capacity, he/she signed and delivered the foregoing Assignment Form, pursuant to authority given by the governing body of such entity, as his/her free and voluntary act, and as the free and voluntary act of such entity, for the uses and purposes therein set forth.
Subscribed and sworn to before me this                      day of                                           .

Notary Public
[SEAL]

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